As filed with the Securities and Exchange Commission on May 16, 2014

Registration No. 333- _____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	47-0587703 (IRS Employer Identification No.)

13710 FNB Parkway, Suite 400, Omaha, NE 68154

(Address of Principal Executive Offices)        (ZIP Code)

BALLANTYNE STRONG, INC., 2014 NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

(Full title of the plan)

DAVID G. ANDERSON

SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

BALLANTYNE STRONG, INC.

13710 FNB PARKWAY, SUITE 400

OMAHA, NE 68154

(Name and address of agent for service)

(402) 453-4444

(Telephone number, including area code, of agent for service)

Copy to:

ALLISON M. HARDY

STINSON LEONARD STREET LLP

1299 FARNAM STREET, SUITE 1500

OMAHA, NE 68102

(402) 930-1720

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[X]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)
Common Stock	200,000	$4.17	$833,000.00	$107.29

(1)           Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price is based on the average high and low prices reported on the NYSE MKT LLC on May 12, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference, as of their respective dates:

(1)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 14, 2014;

(2)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(3)           The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-13906) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents.

For purposes of this registration statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement.  Any statement so modified shall not be deemed in its unmodified form to constitute part of this registration statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the . . . [person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Certificate of Incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s Bylaws, as amended, provide that the Registrant shall indemnify to the fullest extent authorized by law each person against expense, liability and loss reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director or an officer of the corporation or was serving at the request of the corporation as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan of the corporation.

The Registrant has entered into an employment agreement with Gary L. Cavey that provides for indemnification rights to the fullest extent permitted by the DGCL, the Company's Certificate of Incorporation, as amended, or Bylaws, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9. Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on May 14, 2014.

BALLANTYNE STRONG, INC.

By /s/ Gary L. Cavey

Gary L. Cavey
President and Chief Executive Officer

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Registrant's Chief Executive Officer and Chief Financial Officer (currently Gary L. Cavey and Mary A. Carstens, respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Cavey	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2014
Gary L. Cavey

/s/ Mary A. Carstens	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2014
Mary A. Carstens

/s/ William F. Welsh, II	Chairman of the Board of Directors	May 14, 2014
William F. Welsh, II

/s/ James C. Shay	Director	May 14, 2014
James C. Shay

/s/ Marc E. LeBaron	Director	May 14, 2014
Marc E. LeBaron

/s/ Mark D. Hasebroock	Director	May 14, 2014
Mark D. Hasebroock

/s/ Samuel C. Freitag	Director	May 14, 2014
Samuel C. Freitag

EXHIBIT INDEX

Exhibit Number	Exhibit Index

4.1	Certificate of Incorporation of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.1 to the Company Registration Statement on Form S-8 filed December 7, 2006)

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Company Registration Statement on Form S-8 filed December 7, 2006)

4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Company Registration Statement on Form S-8 filed December 7, 2006)

4.4	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.3 to the Company Registration Statement on Form S-8 filed December 7, 2006)

4.5

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to the Company Quarterly Report on Form 10-Q for the period ended May 31, 2009, filed on August 7, 2009)

4.6	Ballantyne of Omaha, Inc. Bylaws (incorporated by reference to Exhibit 3.2 to the Company Annual Report on Form 10-K for the year ended December 31, 2007, filed on April 1, 2008)

4.7

First Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.1 to the Company Annual Report on Form 10-K for the year ended December 31, 2007, filed on April 1, 2008)

4.8

Second Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.2 to the Company Annual Report on Form 10-K for the year ended December 31, 2007, filed on April 1, 2008)

4.9

Third Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.3 to the Company Annual Report on Form 10-K for the year ended December 31, 2007, filed on April 1, 2008)

4.10

Fourth Amendment to Bylaws of Ballantyne of Omaha, Inc. (incorporated by reference to Exhibit 3.2.4 to the Company Annual Report on Form 10-K for the year ended December 31, 2007, filed on April 1, 2008)

4.11	Fifth Amendment to Bylaws of Ballantyne Strong, Inc. dated May 2, 2012

5	Opinion of Stinson Leonard Street LLP

23.1	Consent of KPMG LLP

23.2	Consent of Stinson Leonard Street LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page hereto)

99

Ballantyne Strong, Inc., 2014 Non-Employee Directors' Restricted Stock Plan (incorporated by reference to Appendix A to the Schedule 14A Definitive Proxy Statement filed with the Commission on March 31, 2014)